UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01	OTHER EVENTS

The Company owns a skilled nursing facility located in Seville, Ohio that operates under the name Meadowview Health and Rehabilitation Center (“Meadowview”). The Meadowview facility was leased to an operator MV Seville SNF, LLC, an affiliate of Infinity Health Services. On April 7, 2020, the Meadowview facility was served with a Notice of Immediate Imposition of Remedies from the Centers for Medicare and Medicaid Services (“CMS”), as well as a Notice of Imposition of Remedies by the Ohio Department of Health (“ODH”) ordering the facility to relocate all residents no later than August 9, 2020. The actions of the CMS and ODH were the result of ongoing operating deficiencies which the operator failed to cure. All residents of the Meadowview facility were relocated by the August 9, 2020 deadline, and as a result the facility has been closed. The Company has not determined what future courses of action may be required or appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: August 14, 2020	/s/ Zvi Rhine
Zvi Rhine, President